                                                                   Exhibit 10.32
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                      OMNIBUS PURCHASE AND SALE AGREEMENT

                               TABLE OF CONTENTS

                                                                            Page
DEFINITIONS.................................................................   2

ARTICLE I - PURCHASE AND SALE OF PROPERTIES.................................   7
     1.1  Purchase and Sale of Properties...................................   7
     1.2  Closing...........................................................   9
     1.3  Option............................................................   9
     1.4  Terminated Merger Election........................................   9

ARTICLE ARTICLE II - REPRESENTATIONS AND WARRANTIES
     OF THE FAMILY ENTITIES.................................................   9

ARTICLE ARTICLE III - COVENANTS.............................................  10
     3.1  Covenants of Crow Family Entities.................................  10

ARTICLE IV - CONDITIONS TO CLOSING..........................................  16
     4.1  Conditions to the Obligations of Patriot OP and the
          Crow Family Entities..............................................  16
     4.2  Conditions to Patriot OP's Obligations............................  16

ARTICLE V - TERMINATION OF AGREEMENT........................................  17
     5.1  Termination.......................................................  17
     5.2  Notice of Termination.............................................  18
     5.3  Effect of Termination.............................................  18
     5.4  Termination Fees..................................................  18

ARTICLE VI - MISCELLANEOUS..................................................  19
     6.1  Marketing.........................................................  19
     6.2  Entire Agreement; No Amendment....................................  19
     6.3  Notices...........................................................  20
     6.4  No Assignment.....................................................  21
     6.5  Governing Law.....................................................  21
     6.6  Multiple Counterparts.............................................  21
     6.7  Further Assurances................................................  21
     6.8  Miscellaneous.....................................................  21
     6.9  Invalid Provisions................................................  22
     6.10 Confidentiality; Publicity........................................  22
     6.11 Time of Essence...................................................  22
     6.12 Costs and Expenses................................................  22
     6.13 Enforcement of Agreement..........................................  22

                                      (i)

SCHEDULES

Schedule I     -    Crow Family Entities, Properties, Allocated Purchase Prices
                    and NOI

Schedule II    -    Terms of Anatole Management Contract


EXHIBIT A      -    Lease Termination Agreement

                                     (ii)

                      OMNIBUS PURCHASE AND SALE AGREEMENT


     This OMNIBUS PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of the 14th day of April, 1997, by and among those partnerships listed on
Schedule I hereto (the "Crow Family Entities") and Patriot American Hospitality
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Partnership, L.P., a Virginia limited partnership ("Patriot OP").


                                   RECITALS

     WHEREAS, Patriot American Hospitality, Inc., a Virginia corporation ("Patriot"), California Jockey Club, a Delaware corporation ("CJC") and Bay Meadow Operating Company, a Delaware corporation ("BMOC") have entered into an Agreement and Plan of Merger ( the "CJC Merger Agreement") dated as of February 24, 1997, pursuant to which Patriot, CJC and BMOC agreed to engage in a business combination among Patriot, CJC and BMOC (the "CJC Merger");

     WHEREAS, the shares of common stock, par value $.01 per share, of CJC and the shares of common stock, par value $.01 per share, of BMOC are paired and transferable and traded only in combination as a single unit (the "Paired Shares") on the American Stock Exchange;

     WHEREAS, upon consummation of the CJC Merger, Patriot will have merged with and into CJC with CJC being the surviving company ("New Patriot");

     WHEREAS, contemporaneously with the execution of this Agreement, Patriot and Wyndham Hotel Corporation, a Delaware corporation ("Wyndham"), have entered into a merger agreement to effect the merger of Wyndham with and into New Patriot (the "Wyndham Merger");

     WHEREAS, each of the Crow Family Entities (except the Crow Family Entity that owns Bristol (as hereinafter defined)) has entered into an agreement (a "Purchase and Sale Agreement") with Patriot OP, pursuant to which certain hotel properties and related assets of such Crow Family Entity will be sold to Patriot OP or an affiliate of Patriot OP;

     WHEREAS, the Crow Family Entities and Patriot OP desire to set forth certain conditions and further terms pursuant to which the various obligations of the parties to the Purchase and Sale Agreements shall be subject and certain procedures to coordinate among the various provisions of the Purchase and Sale Agreements;

     WHEREAS, the parties hereto understand and acknowledge that Patriot OP may hereafter, in its sole discretion, undertake a transaction or series of transactions to effect a structure (a "Private Label REIT"), pursuant to which transactions it may, by way of illustration only, (i) transfer all of its assets, subject to its liabilities, into a newly organized subsidiary partnership ("New REIT OP"), (ii) contribute all of its interests in New REIT OP to a newly organized private REIT ("Private REIT") in exchange for all of the stock of Private REIT (less the shares required to be issued to at least 99 other investors in order to qualify as a
REIT) and (iii) liquidate Patriot OP, with its partners receiving their proportionate shares of the stock of Private REIT, but which transactions may also, in Patriot OP's sole discretion, consist of other transactions that result in a similar structure;

     WHEREAS, the parties hereto desire that Patriot OP have an option ("Option") in the event it chooses to utilize the Private Label REIT, subject to its sole discretion, to cause New REIT OP to offer to deliver the consideration for the Properties (as defined below) in units of partnership interests in New REIT OP (and, at its election, any other partnership that may result from the CJC Merger) or cash to the partners of the Crow Family Entities (at the elections of such partners); and

     WHEREAS, Patriot OP and the Crow Family Entities desire to make certain representations, warranties and agreements in connection with this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereby agrees as follows:


                                  DEFINITIONS

     The following terms as used in this Agreement will have the meanings attributed to them as set forth below unless the context clearly requires another meaning. Certain other defined terms shall have the meanings ascribed to them elsewhere in this Agreement.

     "Affiliate" of a Person shall mean any entity in which such Person owns directly or indirectly fifty percent (50%) or more of any class of securities or interests issued by such entity or any entity controlling, controlled by or under common control with such Person.

     "Allocated Purchase Price" shall mean, with respect to each Property, that amount set forth for that Property on Schedule I hereto.
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     "Anatole" shall mean the Wyndham Anatole Hotel, located in Dallas, Texas.

     "BMOC" has the meaning set forth in the recitals.

     "Bristol" shall mean the Wyndham Bristol Hotel, located in the District of Columbia.

     "Business Day" shall mean any weekday that is not an official holiday in the State of Texas.

     "CJC" has the meaning set forth in the recitals.

     "CJC Merger" has the meaning set forth in the recitals.

     "Closing" has the meaning set forth in Section 1.2.

     "Closing Adjustments" shall mean, with respect to each Property, "Closing Adjustments" as such term is defined in the applicable Purchase and Sale Agreement.

     "Crow Family Entity" has the meaning set forth in the Preamble hereof.

     "Crow Family Entity Partner" shall mean a holder of a partnership interest, or other equity interest, in a Crow Family Entity.

     "Deposit" has the meaning set forth in Section 3.1(c).

     "Earnout" has the meaning set forth in Section 1.1(b).

     "Earnout NOI" shall mean, for a Property, the amount by which actual Fiscal Year 1999 gross revenues from hotel operations (including restaurant, bar and other services) exceed the aggregate of, without duplication, (a) all operating expenses of the Property accrued during such period (excluding capital expenditures), including amounts payable to the Property's manager pursuant to the applicable Management Contract for the Property (including base and incentive management fees and trade name fees, which trade name fees shall be calculated as 1% of gross revenues notwithstanding any provision in the Management Contract relating thereto that may provide otherwise), (b) Fixed Charges (other than interest or principal payments on indebtedness and partnership-related charges but specifically including principal and interest payments on capital leases provided, however, that Patriot OP shall act in good faith and in a manner consistent with its reasonable and customary past practices in the event it should enter into or buy out capital leases with respect to the Earnout Properties, with the understanding that it shall not manipulate Earnout NOI in a manner to violate the intention of the parties hereunder) paid during such period and (c) an allowance of 4% of gross revenues for capital expenditures. Operating expenses, capital expenditures and Fixed Charges shall be calculated and determined in the same manner as such items have been calculated and determined under the Management Contract for the Earnout Property in question and the operating budgets provided to Patriot OP and its advisors in connection with the transactions contemplated by this Agreement.

     "Earnout Property" shall mean either Riverfront or La Guardia.

     "Effective Closing Time" has the meaning set forth in Section 1.2.

     "Effective Date" shall mean the first date hereinabove written.

     "Final Crow Family Entities" shall mean those Crow Family Entities that are parties to one or more of the Final Purchase and Sale Agreements.

     "Final Properties" shall mean those Properties (other than Bristol) that are not Rejected Properties or Undelivered Properties; provided, however, that in the event that the conditions set forth in Section 4.2 are not satisfied or waived by Patriot OP with respect to one or more of the Final Properties, then at the election of Patriot OP, Final Properties shall mean those Final Properties for which such conditions have been satisfied or waived.

     "Final Purchase and Sale Agreements" shall mean those Purchase and Sale Agreements with respect to the Final Properties.

     "Final Related Agreements" shall mean the Final Purchase and Sale Agreements and all other agreements herein or therein contemplated to be executed and delivered by both (i) Patriot OP and (ii) one or more of the Final Crow Family Entities.

     "Fixed Charges" shall have the meaning provided therefor in the Uniform System of Accounts.

     "General Partner" shall mean, with respect to a Crow Family Entity, the general partner or general partners under the limited partnership agreement of such Crow Family Entity.

     "Greenspoint Agreement" has the meaning set forth in Section 4.2(d).

     "Greenspoint Partner" has the meaning set forth in Section 4.2(d).

     "La Guardia" shall mean the Wyndham La Guardia Garden Hotel, located in East Elmhurst, New York.

     "Management Contract" shall mean, with respect to a Property, that property management contract in effect as of the Effective Date respecting the management and operation of such Property.

     "Milwaukee" shall mean the Wyndham Milwaukee Theatre District Hotel, located in Milwaukee, Wisconsin.

     "Milwaukee NOI" shall mean, the amount by which, for the twelve-month period preceding such determination of Milwaukee NOI, gross revenues from hotel operations (including, restaurant, bar and other services) exceed the aggregate of, without duplication, (a) all operating expenses of the Property accrued during such period (excluding capital expenditures), including amounts payable to the Property's manager pursuant to the applicable Management Contract for the Property (including base and incentive management fees and trade name fees), (b) Fixed Charges (other than interest or principal payments on indebtedness and partnership-related charges but specifically including principal and interest payments on capital leases; provided, however, that the Crow Family Entity owning Milwaukee shall act in good faith and in a manner consistent with its reasonable and customary past practices and the operating budgets furnished to Patriot OP and its advisors in connection herewith in the event it should enter into or buy out capital leases, with the understanding that it shall not manipulate Milwaukee NOI in a manner to violate the intention of the parties hereunder as reflected in such furnished operating budgets) paid during such period and (c) an allowance of 4% of gross revenues for capital expenditures. Operating expenses, capital expenditures and Fixed Charges shall be calculated and determined in the same manner as such items have been calculated and determined under the Management Contract for Milwaukee and the operating budgets provided to Patriot OP and its advisors in connection with the transactions contemplated by this Agreement.

     "New Patriot" has the meaning set forth in the recitals.

     "New REIT OP" has the meaning set forth in the recitals.

     "NOI" shall mean, for each Property, that amount set forth as NOI in
Schedule I for such Property.
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     "Offer" has the meaning set forth in Section 3.1(c).

     "Offer Notice" has the meaning set forth in Section 3.1(d).

     "Offer Properties" shall mean Bristol and all of the Undelivered
Properties.

     "Option" has the meaning set forth in the recitals.

     "Palm Springs" shall mean the Wyndham Palm Springs Hotel, located in Palm Springs, California.

     "Patriot" has the meaning set forth in the recitals.

     "Patriot GP" shall mean the general partner of Patriot OP.

     "Patriot OP" has the meaning set forth in the recitals.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, business trust, limited liability company, trust, unincorporated organization or government or a political subdivision, agency or instrumentality thereof or other entity or organization of any kind.

     "Private Label REIT" has the meaning set forth in the recitals.

     "Private REIT" has the meaning set forth in the recitals.

     "Property" shall generally refer to any one of Bristol; the Wyndham Bel Age Hotel, located in West Hollywood, California; the Wyndham Franklin Plaza Hotel, located in Philadelphia, Pennsylvania; Milwaukee; Palm Springs; La Guardia; the Wyndham Northwest Chicago Hotel, located in Itasca, Illinois; the Wyndham Las Colinas Garden Hotel, located in Irving, Texas; the Windham Novi Garden Hotel, located in Novi, Michigan; the Pleasanton Garden Hotel, located in Pleasanton, California; Riverfront; and the Wyndham Wood Dale Garden Hotel, located in Wood Dale, Illinois, but shall more particularly have the meanings variously ascribed thereto, as applicable, in the eleven (11) Purchase and Sale Agreements.

     "Purchase and Sale Agreements" has the meaning set forth in the recitals.

     "Rejected Property" shall mean any of the Properties for which the relevant Purchase and Sale Agreement is terminated by Patriot OP pursuant to Section 2.4(a) thereof and, upon the rejection of a Property, this Agreement shall be inapplicable to such Rejected Property except as set forth in Section 6.10.

     "Related Agreements" shall mean the Purchase and Sale Agreements and all other agreements herein or therein contemplated to be executed and delivered in connection herewith.

     "Representation and Warranty Certificate" shall have the meanings, with respect to each Property, variously ascribed thereto in the Purchase and Sale Agreements.

     "Requisite Consent" has the meanings variously ascribed thereto under the Purchase and Sale Agreements.

     "Right of First Offer" has the meaning set forth in Section 3.1(d).

     "Right of First Refusal" has the meaning set forth in Section 3.1(c).

     "Riverfront" shall mean the Wyndham Riverfront Hotel, located in New Orleans, Louisiana.

     "Terminated Merger Election" has the meaning set forth in Section 1.4.

     "Undelivered Property" shall mean any Property (other than Bristol) (i) that is not a Rejected Property and (ii) respecting which the conditions to Patriot OP's performance of its obligations pursuant to the applicable Purchase and Sale Agreement shall not have been satisfied or waived as of the Closing.

     "Uniform System of Accounts" shall mean the Uniform System of Accounts for Hotels, Ninth Revised Edition, 1996, as adopted by the American Hotel and Motel Association and all future amendments and supplements thereto.

     "Wyndham" has the meaning set forth in the recitals.

     "Wyndham Merger" has the meaning set forth in the recitals.

     "Wyndham Merger Agreement" shall mean that certain Agreement and Plan of Merger of even date herewith by and between Patriot and Wyndham with respect to the Wyndham Merger.

     "Wyndham Merger Closing" shall mean the closing contemplated in the Wyndham Merger Agreement pursuant to which the Wyndham Merger will be effected.


                  ARTICLE I - PURCHASE AND SALE OF PROPERTIES

      1.1 Purchase and Sale of Properties.
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          (a) Payment at Closing.  Each Crow Family Entity hereby agrees, with
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respect to the Final Property owned by such Crow Family Entity, to sell and transfer such Property to Patriot OP and, with respect to any portion of such Property that Patriot OP may designate, to any Person that Patriot OP so designates, on the Closing Date pursuant to the applicable Final Purchase and Sale Agreement and the terms and conditions contained in this Agreement. In consideration of such sale and transfer by the Final Crow Family Entities and in reliance on the representations and warranties of the Crow Family Entities in their respective Purchase and Sale Agreements and in this Agreement, Patriot OP agrees to pay to each Final Crow Family Entity in consideration for the sale of its Final Property to Patriot OP, or its designee or designees, the Allocated Purchase Price for such Final Property, as such Allocated Purchase Price may be adjusted pursuant to the terms of Closing Adjustments under the applicable Final Purchase and Sale Agreement.

          (b) Payment of Earnout.  Certain additional payments ("Earnout") for
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Riverfront (in the event that such Property is sold and transferred in accordance with Section 1.1(a)) and La Guardia (in the event that such Property is sold and transferred in accordance with Section 1.1(a)) shall be made on April 30, 2000 to the applicable Crow Family Entities in the amounts of (i) for Riverfront, the sum of (A) $9,000,000 multiplied by the ratio of (x) the lesser of (*) $200,000 and (**) any excess of Earnout NOI for Riverfront over $3,537,000 (provided that, if there is no such excess, the amount in this clause
(x) shall be $0.00) to (y) $200,000 and (B) the amount, if any, by which Earnout NOI for Riverfront exceeds $3,737,000 multiplied by 9.5238 and (ii) for La Guardia, the sum of (A) $4,750,000 multiplied by the ratio of (x) the lesser of (*) $290,000 and (**) any excess of Earnout NOI for La Guardia over $2,310,000 (provided that, if there is no such excess, the amount in this clause (x) shall be $0.00) to (y) $290,000 and (B) the amount, if any, by which Earnout NOI for La Guardia exceeds $2,600,000 multiplied by 10.5263. Earnout attributable to Riverfront and La Guardia shall be paid to the applicable Crow Family Entities c/o Crow Family Holdings at the address set forth in Section 6.3.

          (c) Earnout Property Management.  From and after the Closing Date,
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Patriot OP shall:

               (i) operate each Earnout Property in substantially the same manner as each such Property was operated before the Closing Date pursuant to the terms of the Management Contracts therefor, and keep such Properties in good condition, casualty excepted, so as to maintain the caliber of the operations conducted at such Properties and the goodwill of all tenants of such Properties and all employees, guests, and other customers thereof;

               (ii) maintain each Earnout Property's books of account and records in the usual, regular and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping such books and records under the Management Contracts;

               (iii) within 20 days of the end of each calendar quarter, deliver to the applicable Crow Family Entity quarterly operating statements for the previous quarter indicating the gross revenues and gross operating expenses of the Earnout Properties and all departments thereof and, by the 60th day of each calendar year, the annual operating statements for the prior year;

               (iv) allocate all national marketing sales, centralized reservations and other allocated operational costs of the manager to the Earnout Properties in a manner consistent with current practices and in a manner such that such Properties shall not bear a disproportionate share of such costs; and

               (v) provide that the applicable Crow Family Entity shall retain an insurable interest in the Earnout Properties and shall be named as an additional insured on the business interruption insurance policy maintained by Patriot OP. From the date of Closing through the 60th day following the date for payment of Earnout (if any), Patriot OP shall maintain business interruption insurance in respect of the Properties providing the same coverages as the business interruption insurance currently in effect for the Earnout Properties.

In connection with the payment of the Earnout, the Crow Family Entity owning the applicable Property shall have the right to audit the books and records relating to the Property in question and Patriot OP shall (and shall cause the management company of such Property to) fully cooperate with the Crow Family Entity in connection with such audit. Each such audit shall be done at the applicable Crow Family Entity's expense, unless the audit reveals an error was made which resulted in an understatement of the Earnout NOI by $10,000 or more, in which case Patriot OP shall pay the cost of such audit.

      1.2 Closing.  The Closing of the transactions contemplated by this
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Agreement (the "Closing") shall occur at 10:00 a.m. (E.S.T.) on (i) the date that the Wyndham Merger Closing shall occur and (ii) in the event the Wyndham Merger Agreement is terminated and a Terminated Merger Election is made pursuant to Section 1.4 by the Crow Family Entities and Patriot OP, the date that is 30 days after the date of the termination of the Wyndham Merger Agreement pursuant to Section 10.1 thereof ("Closing Date"). The Closing will occur at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts, or at such other place as Patriot OP shall designate by at least five days' prior written notice to the Final Crow Family Entities. At the Closing, the parties hereto will execute and deliver all of the documents required to be delivered, and take all other action required to be taken, in connection with the transactions contemplated hereby. Pursuant to the Closing, which Closing shall be expressly subject to the satisfaction or waiver of all conditions set forth herein, including, without limitation, those set forth in Article 4 hereof, all of the actions to be taken and transactions to be effected as of the Closing pursuant to the terms herein and the Final Purchase and Sale Agreements shall be taken or deemed to have been taken and shall be effective as of (i) the time at which the Wyndham Merger shall become effective or (ii) in the event the Wyndham Merger Agreement has been terminated, the time that Patriot OP shall designate on the Closing Date (in either case, the "Effective Closing Time"); provided, however, that the time of the Effective Closing Time shall not affect the time with respect to which the allocations set forth in Article 8 of each Final Purchase and Sale Agreement are determined.

      1.3 Option.  The parties hereto agree to use their commercially reasonable
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good faith efforts to perform any administrative or ministerial acts reasonably necessary to enable Patriot OP to exercise its Option, but nothing herein shall require any Crow Family Entity Partner to elect to receive units of partnership interests or any other non-cash consideration as consideration in the event of such exercise.

      1.4 Terminated Merger Election.  In the event that the Wyndham Merger
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Agreement is terminated pursuant to Section 10.1 thereof and Wyndham is required to pay any amount pursuant to Section 10.3(a) thereof, (i) Patriot OP may waive the conditions set forth in Section 4.1(b) to its obligations hereunder and (ii) a majority of the Crow Family Entities (excluding owners of Rejected Properties) may waive the conditions set forth in Section 4.1(b) to the obligations hereunder with respect to all Crow Family Entities, in which case each Crow Family Entity hereby agrees to do any or all things necessary to effect such waiver (in the case of either clause (i) or clause (ii), a "Terminated Merger Election").


                  ARTICLE II - REPRESENTATIONS AND WARRANTIES
                            OF THE FAMILY ENTITIES

     Each Crow Family Entity, severally and not jointly, hereby represents and warrants to Patriot OP and Patriot GP, with respect to its Property, as of the date the Representation and Warranty Certificate is delivered thereunder, that the representations and warranties of such Crow Family Entity in the applicable Purchase and Sale Agreement are true and correct in all material respects and are hereby incorporated as if herein made.


                            ARTICLE III - COVENANTS

      3.1 Covenants of Crow Family Entities.
          ---------------------------------

          (a) Acceleration of Study Period.  Each Crow Family Entity hereby
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agrees that Patriot OP may, at any time, unilaterally waive any further rights it may have under the Study Period (as defined in the applicable Purchase and Sale Agreement).

          (b) Option to Purchase Milwaukee.  As disclosed in the Purchase and
              ----------------------------
Sale Agreement for Milwaukee, the approval of and consent to the sale and purchase of such Property pursuant to such Purchase and Sale Agreement must be obtained from (i) the current mortgage lender on Milwaukee since its mortgage loan is closed to prepayment until December 31, 1998 and (ii) the ground lessor of Milwaukee. In the event Milwaukee is not a Final Property as a result of the failure to obtain such mortgage lender's and such ground lessor's approval and consent prior to the Closing, the Crow Family Entity which owns Milwaukee agrees that it will use all commercially reasonable good faith efforts (in no event, however, to include any payment or economic concession by such Crow Family Entity to such ground lessor or to such mortgage lender in excess of the then outstanding principal amount of such mortgage loan plus all unpaid and accrued interest thereon (including any amounts based on profit participation or shared appreciation or similar amounts which would be payable upon such sale and purchase based on the Allocated Purchase Price for Milwaukee if such mortgage loan was not closed to prepayment) without such Crow Family Entity's consent in its sole discretion) to obtain such approvals and consents as quickly as possible during the twenty-four

(24) month period commencing on the Closing Date and during such period shall not enter into any agreement which precludes conveyance of Milwaukee to Patriot OP. When and if during such twenty-four (24) month period such approvals and consents are obtained or the prohibition on prepayment expires, Patriot OP shall have the right to purchase such Property pursuant to terms substantially similar to the terms respecting which such Property would have been acquired pursuant to its Purchase and Sale Agreement if such Property had been a Final Property at Closing (except that the closing date shall be as set forth below) by giving timely written notice to such effect to such Crow Family Entity as set forth below, at a purchase price equal to the then Milwaukee NOI multiplied by 10. If Patriot OP exercises such right to purchase, Patriot OP shall be obligated to pay the prepayment premium or fee due under such mortgage loan (but not any principal or accrued interest, including amounts based on profit participation or shared appreciation or similar amounts), but Patriot OP shall be entitled to negotiate the amount of any such prepayment premium or fee with the mortgage lender and such Crow Family Entity shall cooperate in connection therewith. Promptly upon the occurrence of the ability of the Crow Family Entity owning Milwaukee to deliver Milwaukee as set forth above, such Crow Family Entity shall provide notice thereof to Patriot OP and Patriot OP shall then have the right to elect to purchase Milwaukee upon the foregoing terms and conditions by delivering written notice of such election to the Crow Family Entity within five
(5) Business Days after receipt of the Crow Family Entity's notice. If Patriot OP timely notifies the Crow Family Entity that it elects to purchase Milwaukee, the Crow Family Entity and Patriot OP shall enter into a purchase and sale agreement within ten (10) Business Days after Patriot OP's election, which purchase and sale agreement shall provide for a closing date of not more than sixty (60) days following execution thereof and shall otherwise be substantially on the terms and conditions set forth in the Purchase and Sale Agreement for Milwaukee. If Patriot OP does not timely notify the Crow Family Entity that it elects to purchase Milwaukee, Patriot OP shall have no further right to purchase Milwaukee except pursuant to Section 3.1(d).

          (c) Rights of First Refusal on Offer Properties.  The Crow Family
              -------------------------------------------
Entities owning Offer Properties agree that, with respect to each Property that is an Offer Property except for Milwaukee, and for the twenty-four (24) month period commencing on the Closing Date, Patriot OP shall have a Right of First Refusal (herein so called) to purchase such Offer Property(ies) from the respective Crow Family Entity(ies) on the following terms and conditions:

              (i) If any Crow Family Entity owning an Offer Property receives an unsolicited bona fide third party offer to sell, convey, ground lease or otherwise transfer its Offer Property or a direct or indirect interest in such Crow Family Entity (each an "Interest"), or if a Crow Family Entity otherwise intends to market, sell, convey, ground lease or otherwise transfer an Interest, it shall first deliver to Patriot OP written notice (the "Negotiation Notice") thereof and Patriot OP shall have a period of thirty (30) days following receipt of the Negotiation Notice to negotiate a purchase and sale agreement for the Interest at a price and on other terms and conditions as are acceptable to the Crow Family Entity and Patriot OP except as otherwise set forth below. Patriot OP shall have the exclusive right to negotiate with the Crow Family Entity during such thirty (30) day period. In the event Patriot OP and the Crow Family Entity enter into a purchase and sale agreement during this period, Patriot OP shall upon execution thereof deposit with an escrow agent reasonably satisfactory to Patriot OP and the Crow Family Entity the amount of five percent (5%) of the purchase price (which amount may be one-half ( 1/2) in cash and one-half ( 1/2) in the form of a demand promissory note) as an earnest money deposit (the "Deposit"). Any study or diligence period in favor of Patriot OP under such purchase and sale agreement shall be limited to thirty (30) days in order to allow Patriot OP to update title and to conduct diligence related to environmental matters. The Deposit may be returned to Patriot OP only in the event that (i) the purchase and sale transaction is not closed as a result of a default by the Crow Family Entity or other event beyond Patriot's OP's reasonable control without the expenditure of funds by Patriot OP or its Affiliates or
          (ii) if Patriot OP terminates the purchase and sale agreement prior to the expiration of the study or diligence period as the result of an unacceptable material title or unacceptable material environmental condition. The closing shall occur within sixty (60) days after execution of the purchase and sale agreement. Such purchase and sale agreement shall otherwise be (A) substantially on the terms and conditions set forth in the Purchase and Sale Agreement on the applicable Property, if any, and (B) for Bristol, on terms and conditions substantially similar to those for the Purchase and Sale Agreements for the Final Properties. In the event Patriot OP and the Crow Family Entity do not agree to the terms of a purchase and sale agreement within such thirty (30) day period, such Crow Family Entity shall have no right to sell, convey, ground lease or otherwise transfer an Interest except in accordance with the remaining provisions of this Section 3.1(c).

              (ii) If a Crow Family Entity receives a bona fide thirty party offer to sell, convey, ground lease or otherwise transfer an Interest in the form of a fully executed letter of intent or term sheet (the "Letter of Intent") setting forth all of the basic economic terms of the proposed transaction and the material terms and conditions of any study or diligence period, which Letter of Intent shall include a covenant binding on such Crow Family Entity whereby such Crow Family Entity agrees not to market, advertise or otherwise enter into any discussions with respect to the sale of the Interest with any party other than Patriot OP, such Crow Family Entity shall provide notice to Patriot OP of the Letter of Intent, together with a true and correct copy thereof. Patriot OP shall then have the right to elect to purchase the Interest upon the same terms and conditions as are set forth in the Letter of Intent by delivering written notice of such election to the Crow Family Entity within five (5) Business Days after receipt of such

          Crow Family Entity's notice. If Patriot OP timely notifies the Crow Family Entity that it elects to purchase the Interest, the Crow Family Entity and Patriot OP shall enter into a purchase and sale agreement within ten (10) Business Days after Patriot OP's election to purchase pursuant to its Right of First Refusal upon the terms and conditions set forth in the Letter of Intent, except as set forth below with respect to the earnest money deposit, any study or diligence period, and the closing date. Patriot OP shall, upon execution thereof, deposit with an escrow agent reasonably satisfactory to Patriot OP and the Crow Family Entity the Deposit. Any study or diligence period in favor of the Purchase OP under such purchase and sale agreement shall be limited to thirty (30) days in order to allow Patriot OP to update title and to conduct diligence related to environmental matters. The Deposit may be returned to Patriot OP only in the event that (i) the purchase and sale transaction is not closed as a result of a default by the Crow Family Entity or other event beyond Patriot OP's reasonable control without the expenditure of funds by Patriot OP or its Affiliates or (ii) if Patriot OP terminates the purchase and sale agreement prior to the expiration of the study or diligence period as a result of an unacceptable material title or unacceptable material environmental condition. If Patriot OP exercises its Right of First Refusal, the purchase and sale agreement shall provide for a closing date of not more than sixty (60) days following execution of such purchase and sale agreement. Such purchase and sale agreement shall otherwise be (A) substantially on the terms and conditions set forth in the Purchase and Sale Agreement for the applicable Property, if any, and (B) for Bristol, on terms and conditions substantially similar to those for the Purchase and Sale Agreements for the Final Properties.

              (iii) If Patriot OP fails to timely exercise the Right of First Refusal or fails to timely enter into the purchase and sale agreement, the Crow Family Entity shall be free to sell, convey, ground lease or otherwise transfer the Interest to the third party purchaser which entered into the Letter of Intent or an Affiliate thereof (but not any other Person) on substantially the same material terms and conditions as are contained in the Letter of Intent (subject to the last sentence of this Section 3.1(c)(iii)) within a period of 270 days after such failure. If such third party purchaser or an Affiliate thereof does not execute a purchase and sale agreement upon substantially the same terms and conditions as are set forth in the Letter of Intent (subject to the last sentence of this Section 3.1(c)(iii)) and close thereunder within such 270 day period, Patriot OP's rights pursuant to this Right of First Refusal shall be revived. Notwithstanding the foregoing, the Crow Family Entity shall not be precluded from negotiating changes to the terms and conditions set forth in the Letter of Intent so long as such changes are the result of arm's length negotiations between the Crow Family Entity and the third party purchaser, such changes do not result in a net economic return to the Crow Family Entity of less than 92.5% of the net economic return to the Crow Family Entity had Patriot OP elected to exercise the Right of First Refusal, and are not otherwise on other economic terms and conditions more favorable in any material respect than those set forth in the Letter of Intent.

              (iv) The Right of First Refusal described in this Section 3.1(c) shall not apply to any sale, conveyance, ground lease or other bona fide transfer of an Interest to members of Trammel Crow's family, trusts established for any one or more of the foregoing persons' benefit, Affiliates of the foregoing parties, or Affiliates of the applicable Crow Family Entity, in each case as long as the Right of First Refusal continues to be binding on such transferees.

          (d) Right of First Offer on Offer Properties.  Each Crow Family Entity
              ----------------------------------------
agrees as follows in this Section 3.1(d) with respect to its Property that is an Offer Property which has not previously been conveyed to a third party pursuant to Section 3.1(c), and with respect to Milwaukee unless Milwaukee has previously been conveyed pursuant to Section 3.1(b) after such Property can be delivered as set forth in Section 3.1(b). In the case of the Offer Properties other than Milwaukee, for the twenty-four (24) month period commencing twenty-four (24) months after the Closing Date, and in the case of Milwaukee, for the period commencing on the date Patriot OP fails to exercise its option to purchase Milwaukee after Milwaukee can be delivered as set forth in Section 3.1(b) and continuing until that date which is forty-eight (48) months after the Closing Date, if a Crow Family Entity receives a bona fide third party offer to sell, convey, ground lease or otherwise transfer an Interest, or if Seller otherwise intends to market, sell, convey, ground lease or otherwise transfer an Interest, it shall first deliver to Patriot OP written notice ( the "Offer Notice") thereof and Patriot OP shall have a Right of First Offer (herein so called) to purchase such Interest on the following terms and conditions:

              (i) Patriot OP shall have a period of thirty (30) days following receipt of the Offer Notice to negotiate a purchase and sale agreement for the Interest at a price and on other terms and conditions as are acceptable to the Crow Family Entity and Patriot OP. Patriot OP shall have the exclusive right to negotiate with the Crow Family Entity during this thirty (30) day period. In the event Patriot OP and the Crow Family Entity enter into a purchase and sale agreement during this period, Patriot OP shall upon execution thereof, deposit with an escrow agent reasonably satisfactory to Patriot OP and the Crow Family Entity the Deposit, which shall be held in accordance with the applicable provisions of such purchase and sale agreement. The terms and conditions of such purchase and sale agreement shall otherwise be
          (A) substantially on the terms and conditions set forth in the Purchase and Sale Agreement for the applicable Property, if any, and
          (B) for Bristol, on terms and conditions substantially similar to those for the Purchase and Sale Agreements for the Final

          Properties. The closing shall occur within sixty (60) days after execution of the purchase and sale agreement.

               (ii) In the event Patriot OP and the Crow Family Entity do not agree to the terms of a purchase and sale agreement within such thirty
          (30) day period, the Crow Family Entity shall be entitled to sell, convey, ground lease or otherwise transfer the Interest; provided, however, that such sale, conveyance, ground lease or other transfer does not result in a net economic return to the Crow Family Entity of less than 92.5% of the net economic return to the Crow Family Entity had the Crow Family Entity accepted Patriot OP's last written offer submitted during the thirty (30) day negotiation period and such sale, conveyance, ground lease or other transfer is closed within two hundred seventy (270) days following the expiration of such thirty
          (30) day period and is not otherwise on other economic terms and conditions more favorable in any material respect to the purchaser, grantee, lessee or other transferee than those last offered by Patriot OP in writing. If the Crow Family does not so transfer the Interest within such 270 day period, Patriot OP's rights pursuant to this Right of First Offer shall be revived.

               (iii) In the event that, prior the expiration of such 270 day period, the Crow Family Entity receives a bona fide third party written offer to sell, convey, ground lease or otherwise transfer the Interest, whereby the economic return to the Crow Family Entity is less than 92.5% of the net economic return to the Crow Family Entity had the Crow Family Entity accepted Patriot OP's last written offer during the 30 day period or is otherwise on other economic terms and conditions more favorable in any material respect to the purchaser than those last offered in writing by Patriot OP during the 30 day period, that such Crow Family Entity intends to accept, such Crow Family Entity shall provide notice to Patriot OP of such offer together with a true and correct copy thereof. Patriot OP shall then have the right to elect to purchase the Interest upon the same terms and conditions as are set forth in such offer by delivering written notice of such election to the Crow Family Entity within five (5) Business Days after receipt of the Crow Family Entity's notice. If Patriot OP so elects to purchase the Interest, the parties shall negotiate and enter into a definitive purchase and sale agreement within ten (10) Business Days incorporating the terms of such offer and which shall require Patriot OP to deliver the Deposit to an escrow agent reasonably satisfactory to Patriot OP and the Crow Family Entity. The closing shall occur within sixty (60) days after execution of the purchase and sale agreement. Such purchase and sale agreement shall otherwise be (A) substantially on the terms and conditions set forth in the Purchase and Sale Agreement for the applicable Property, if any, and (B) for Bristol, on terms and conditions substantially similar to those for the Purchase and Sale Agreements for the Final Properties. If Patriot OP does so elect to purchase the Interest within such five (5) Business Day period or does not timely enter into the purchase and sale agreement, the Crow Family Entity shall be entitled to sell, convey, ground lease or otherwise transfer the Interest; provided, however, such sale, conveyance, ground lease or other transfer does not result in a net economic return to the Crow Family Entity of less than 92.5% of the net economic return to the Crow Family Entity had Patriot OP accepted the offer under this clause (iii) and is not otherwise on other economic terms and conditions more favorable in any material respect to the purchaser, grantee, lessee or other transferee and such sale, conveyance or other transfer is closed within 270 days. If the Crow Family Entity does not so transfer the Interest within such 270 day period, Patriot OP's rights pursuant to this Right of First Offer shall be revived.

               (iv) The Right of First Offer described in this Section 3.1(d) shall not apply to any sale, conveyance, ground lease or other bona fide transfer of an Interest to members of Trammel Crow's family trusts established for any one or more of the foregoing persons' benefit, Affiliates of the foregoing parties, or Affiliates of the applicable Crow Family Entity, in each case as long as the Right of First Refusal continues to be binding on such transferees.

          (e) Palm Springs Management Contract.  The Crow Family Entity that
              --------------------------------
owns Palm Springs shall use its commercially reasonable good faith efforts to cause the Management Contract for Palm Springs to be extended as described in
Section 4.2(b) and shall thereafter use its commercially reasonable good faith efforts to cause such Management Contract to be continually renewed for a period of six years with Wyndham, its successor pursuant to the Wyndham Merger, or at its election, an Affiliate thereof, as manager.

          (f) Partner and Lender Consents.  Each Crow Family Entity agrees to
              ---------------------------
use its commercially reasonable good faith efforts diligently to obtain the Requisite Consents required for its consummation of the transactions contemplated under the applicable Purchase and Sale Agreement and hereunder.


                      ARTICLE IV - CONDITIONS TO CLOSING

     4.1  Conditions to the Obligations of Patriot OP and the Crow Family
          ---------------------------------------------------------------
Entities.  The obligations of the Crow Family Entities and Patriot OP to
--------
consummate the transactions contemplated hereunder are subject to the satisfaction or waiver by Patriot OP and the Crow Family Entities, on or prior to the Closing, of each of the conditions set forth below.

          (a) CJC Merger.  The CJC Merger shall be consummated.
              ----------

          (b) Wyndham Merger.  The Wyndham Merger shall be consummated
              --------------
concurrently with the Closing.

          (c) NOI Basket.  The NOI attributable to the Final Properties shall be
              ----------
no less than 65% of the NOI attributable to all of the Properties.

     4.2  Conditions to Patriot OP's Obligations.  The obligation of Patriot OP
          --------------------------------------
to consummate the transactions contemplated hereunder shall be subject to the satisfaction or waiver, in writing, by Patriot OP, on or prior to the Closing Date, of each of the conditions set forth below.

          (a) Performance of Obligations.  Each Final Crow Family Entity shall
              --------------------------
have fully complied in all material respects with all of its respective obligations hereunder.

          (b) Management Contracts.  An amendment to the management contract
              --------------------
with respect to Anatole, on terms in accordance with Schedule II hereof in all
                                                     -----------
material respects, shall have been executed and the Management Contract for Palm Springs shall have been extended to the maximum term that may be effected without non-Crow Family Entity third-party consent.

          (c) Lease Termination Agreement.  The actions described in that
              ---------------------------
agreement, by and among Crow Hotel Lessee, Inc., a Texas corporation ("Greenspoint Lessee"), and Patriot OP, attached hereto as Exhibit A ("Lease
                                                           ---------
Termination Agreement"), shall have occurred.

          (d) Cooperation of Greenspoint Partner.  Each Person that received
              ----------------------------------
limited partnership interests in Patriot OP ("Greenspoint Partner") pursuant to the consummation of the transactions in that certain Contribution Agreement by and between Houston Greenspoint Hotel Associates, L.P. and PAH Acquisition Corporation, as assigned to Patriot OP ("Greenspoint Agreement") shall have agreed (i) to cooperate and do all administrative and ministerial acts as may be reasonably requested by Patriot OP to effect a Private Label REIT prior to or upon Closing and (ii) in the event a Private Label REIT shall not be utilized, to sell all of its interests in Patriot OP to such Person or Persons as Patriot OP shall have designated no later than Closing (subject (x) to Patriot OP satisfying its indemnification obligation under the Greenspoint Agreement and
(y) to the condition that the collapse of Greenspoint Lessee can be effected without terminating or otherwise adversely affecting the additional consideration payable under Section 2.5 or 7.3 of the Greenspoint Agreement).


                     ARTICLE V - TERMINATION OF AGREEMENT

     5.1  Termination.  This Agreement may be terminated at any time at or prior
          -----------
to the Closing:

          (a) by mutual agreement of Patriot OP and a majority of the Crow Family Entities (excluding owners of the Rejected Properties);

          (b) by Patriot OP, if there have been material breaches by a majority of the Crow Family Entities of any representation, warranty, covenant or agreement in this Agreement on the part of such Crow Family Entities, or if material representations of a majority of the Crow Family Entities shall fail to be true in all material respects, in either case, only if after written notice thereof to each of such Crow Family Entities, such Crow Family Entities fail to cure such breaches or failures within 15 Business Days after delivery of all such notices in sufficient number such that a majority of the Crow Family Entities shall not be in breach or have material representations that fail to be true in all material respects (except that no cure period shall be provided for such foregoing breaches by the Crow Family Entities which by their nature or under the circumstances cannot be cured);

          (c) by a majority of the Crow Family Entities (excluding owners of Rejected Properties), if there has been a material breach by Patriot OP of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Patriot OP, or if any material representation of Patriot OP shall fail to be true in all material respects, in either case which Patriot OP fails to cure within 15 business days after written notice thereof from the Crow Family Entities (except that no cure period shall be provided for a breach by Patriot OP which by its nature or under the circumstances cannot be cured);

          (d) by Patriot OP, if all of its conditions for Closing in Sections
4.1 and 4.2, and by a majority of the Final Crow Family Entities if all of such majority's conditions for Closing in Section 4.1, shall not have been satisfied or waived on or before the later of (i) the time that the Wyndham Merger Agreement is terminated under Section 10.1 thereof and (ii) in the event the Wyndham Merger Agreement shall have been terminated, 5:00 p.m., Dallas time, on the Closing Date, other than as a result of a breach of this Agreement by the terminating party;

          (e) by either Patriot OP or a majority of the Crow Family Entities (excluding owners of Rejected Properties) if the Board of Directors of New Patriot fails to ratify the Wyndham Merger and, as a consequence, the Wyndham Merger Agreement is terminated;

          (f) by either Patriot OP or a majority of the Crow Family Entities (excluding owners of Rejected Properties) if the New Patriot stockholders fail to approve the Wyndham Merger and, as a consequence, the Wyndham Merger Agreement is terminated; and

          (g) by Patriot OP in the event that the Wyndham Merger Agreement shall be terminated pursuant to Section 10.1(h) thereof.

     5.2  Notice of Termination.  Any termination of this Agreement under
          ---------------------
Section 5.1 above will be effective by the delivery of written notice by the terminating party to the other party or parties hereto.

     5.3  Effect of Termination.  In the case of any termination of this
          ---------------------
Agreement as provided in this Article 5, this Agreement and the Related Agreements shall be of no further force and effect (except as provided to the contrary in Sections 5.4 and 6.10), but nothing herein shall relieve any party from liability for any breach of this Agreement.

     5.4  Termination Fees.
          ----------------

          (a) If this Agreement is terminated pursuant to Section 5.1(f), then Patriot OP shall reimburse the Crow Family Entities, after receiving appropriate invoices therefor, (by wire transfer of immediately available funds) for reasonable expenses incurred and paid by the Crow Family Entities in connection with this Agreement an amount equal to the lesser of $3,000,000 and the sum of such expenses. The Crow Family Entities shall not be entitled to receive any payment under this Section 5.4(a) if, at the time of delivery of the applicable notice of termination pursuant to Section 5.2, it was reasonably likely that the condition set forth in Section 4.1(c) would not be satisfied.

          (b) If this Agreement is terminated by the Crow Family Entities pursuant to Section 5.1(e), Patriot OP shall pay to the Crow Family Entities an amount of $25,000,000 (by wire transfer in immediately available funds) within two Business Days of such termination.

          (c) In the event that (i) this Agreement is terminated as a consequence of the termination of the Wyndham Merger Agreement, (ii) Wyndham is required to pay any amount pursuant to Section 10.3(a) of the Wyndham Merger Agreement and (iii) a Terminated Merger Election shall not have been made (A) by the Crow Family Entities whose Properties are not Rejected Properties and Patriot OP shall have made a Terminated Merger Election, then the Crow Family Entities shall pay to Patriot OP an amount of $11,000,000 (by wire transfer in immediately available funds) and (B) by Patriot OP and a Terminated Merger Election shall have been made by a majority of the Crow Family Entities (excluding owners of Rejected Properties), then Patriot OP shall pay to the Crow Family Entities an amount of $11,000,000 (by wire transfer in immediately available funds), in either event, within two Business Days of the date that this Agreement is terminated.

          (d) The parties' obligations to pay the termination fees set forth in this Section 5.4 are in lieu of any damages or any other payment which such party might otherwise be obligated to pay to the other party as a result of any termination. Any payment by the Crow Family Entities pursuant to Section 5.4 shall be paid by the Crow Family Entities in the relative ratios of the Allocated Purchase Prices of the Properties set forth next to the Crow Family Entities' names on Schedule I hereto. Any payments made by Patriot OP pursuant
                   ----------
to

section 5.4 shall be made to the Crow Family Entities in the relative ratios of the Allocated Purchase Prices of the Properties set forth next to the Crow Family Entities' names on Schedule I hereto. Patriot OP and the Crow Family
                          ----------
Entities agree that, in view of the nature of the issues likely to arise in the event of such a termination, it would be impracticable or extremely difficult to fix the actual damages resulting from such termination and proving actual damages, causation and foreseeability in the case of such termination would be costly, inconvenient and difficult. In requiring a party to pay a termination fee as set forth herein, it is the intent of the parties to provide, as of the date of this Agreement, for a liquidated amount of damages to be paid by such party to the other party. Such liquidated amount shall be deemed full and adequate damages for such termination and is not intended by either party to be a penalty.


                          ARTICLE VI - MISCELLANEOUS

     6.1  Marketing.  The Crow Family Entities agree not to offer or market the
          ---------
Properties for sale during the term of this Agreement or negotiate for or seek any offer to purchase the Properties with any Person other than Patriot OP and its Affiliates other than Rejected Properties and other than Properties marketed and offered in accordance with Article III.

     6.2  Entire Agreement; No Amendment.  This Agreement and the Related
          ------------------------------
Agreements represent the entire agreement among the parties hereto. It is expressly understood that no representations, warranties, guarantees or other statements shall be valid or binding upon a party unless expressly set forth in this Agreement or incorporated herein. It is further understood that, except for the Related Agreements, any prior agreements or understandings between or among any of the parties have merged in this Agreement, which alone fully expresses all agreements of the parties hereto and supersedes all such prior agreements and understandings. This Agreement may not be amended, modified or otherwise altered except by a written agreement signed by the party or parties hereto against whom enforcement is sought. It is agreed that no obligation under this Agreement which by its terms is to be performed or continue to be performed after Closing and no provision of this Agreement which is expressly to survive Closing shall merge upon Closing, but shall survive Closing.

     6.3  Notices.  Any notice, communication or writing required under or
          -------
otherwise delivered in connection with this Agreement to any of the parties hereto will be delivered to such party at the following address:

     If to the Crow Family Entities to:

          c/o Crow Family Holdings
          3200 Trammell Crow Center
          Crow Center
          2001 Ross Avenue
          Attn: Charles R. Brindell, Jr. and Kevin Bryant
          Fax: (214) 863-4012

     with a copy to:

          Vinson & Elkins L.L.P.
          3700 Trammel Crow Center
          2001 Ross Avenue
          Dallas, Texas 74201
          Attn: Bryant W. Burke
          Fax: (214) 999-7778

     If to Patriot OP to:

          c/o Patriot American Hospitality, Inc.
          3030 LBJ Freeway, Suite 1500
          Dallas, TX 75234
          Attn: Paul A. Nussbaum, Chairman and Chief Executive Officer
          Fax: (972) 888-8075

     with a copy to:

          Goodwin, Procter & Hoar  LLP
          Exchange Place
          53 State Street
          Boston, MA  02109
          Attn: Gilbert G. Menna, P.C.
          Fax:  (617) 523-1231

     and a copy to:

          Akin, Gump, Strauss, Hauer & Feld, L.L.P.
          1700 Pacific Avenue, Suite 4100
          Dallas, Texas 75201
          Attn: Carl B. Lee, P.C. and Randall M. Ratner, P.C.
          Fax: (214) 969-4343

Each notice shall be in writing and shall be sent to the party to receive it, postage prepaid by certified mail, return receipt requested, by a nationally recognized overnight courier service that provides tracking and proof of receipt or by facsimile transmission followed by physical delivery of such notice in accordance with the foregoing. Notices shall be deemed delivered upon receipt.

     6.4  No Assignment.  Except as provided in the following sentence, neither
          -------------
this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties.
Patriot OP may, without such consent, (i) assign its rights hereunder to any lender as collateral security and/or (ii) assign its rights and obligations hereunder to BMOC or an Affiliate of either of them, but no such assignment shall relieve Patriot OP of its obligations and liabilities hereunder. Any purported assignment in contravention of the foregoing shall be null and void and have no effect.

     6.5  Governing Law.  The laws of the State of Texas, shall govern the
          -------------
validity, enforcement and interpretation of this Agreement without giving effect to the conflict of laws provisions thereof.

     6.6  Multiple Counterparts.  This Agreement may be executed in multiple
          ---------------------
counterparts. If so executed, all of such counterparts shall constitute but one agreement.

     6.7  Further Assurances.  From and after the date of this Agreement and
          ------------------
after the Closing, the parties hereto shall take such further actions and execute and deliver such further documents and instruments as may be reasonably necessary to provide to the respective parties hereto the benefits intended to be afforded hereby, including, without limitation, all books and records relating to the Final Properties and any changes in the addresses of the parties.

     6.8  Miscellaneous.  Whenever herein the singular number is used, the same
          -------------
shall include the plural, and the plural shall include the singular where appropriate, and words of any gender shall include the other genders when appropriate. The headings of the Articles and the Sections contained in this Agreement are for convenience only and shall not be taken into account in determining the meaning of any provision of this Agreement. The words "hereof" and "herein" refer to this entire Agreement and not merely the Section in which such words appear. If the last day for performance of any obligation hereunder is not a Business Day, then the deadline for such performance or the expiration of the applicable period or date shall be extended to the next Business Day.

     6.9  Invalid Provisions.  If any provision of this Agreement is held to be
          ------------------
illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     6.10  Confidentiality; Publicity.  Each of the Crow Family Entities and
           --------------------------
Patriot OP agrees (i) not to record this Agreement in any public real estate registry and (ii) to maintain in confidence through the Closing, all confidential material and information received from any other party hereof or otherwise, regarding the Properties, Patriot OP, BMOC or their Affiliates, or any Crow Family Entity, all of which shall be deemed "Evaluation Material" as such term is defined in those letter agreements dated January 27, 1997 between Patriot and Wyndham ("Confidentiality Agreements"). In the event this Agreement is terminated, each party hereof shall either destroy or return to the applicable Person all copies of documents delivered to such party by such Person. Each Crow Family Entity and Patriot OP further agree that nothing in this Section 6.10 shall prevent any of them from disclosing or accessing any information otherwise deemed confidential under this Section 6.10 to any of their respective agents, employees, counsel and other third parties to the extent reasonably necessary to perform due diligence and complete the transactions contemplated hereby. Notwithstanding anything to the contrary contained herein, (i) Patriot OP shall have the right, subject to the consent of each Crow Family Entity with respect to the Property it owns (which consent shall not be unreasonably withheld), to determine the form, timing and substance of, and to issue, all publicity concerning, the transactions contemplated by this Agreement, (ii) nothing in this Section 6.10 shall be construed in a manner that is inconsistent with the provisions of the Confidentiality Agreements and
(iii) nothing in this Section 6.10 shall prevent another party hereof from disclosing or accessing any information otherwise deemed confidential under this
Section 6.10 either (A) in connection with such other party's enforcement of its rights hereunder or (B) pursuant to any stock exchange regulations or legal requirement, including, without limitation, any securities laws, any reporting requirement or any accounting or auditing standard.

     6.11  Time of Essence.  Time is of the essence with respect to this
           ---------------
Agreement.

     6.12  Costs and Expenses.  Except as may be set forth to the contrary
           ------------------
herein, each party hereof shall pay and be solely responsible for all costs, fees and expenses that it may incur in its performance of its obligations hereunder.

     6.13  Enforcement of Agreement.  The parties hereto agree that irreparable
           ------------------------
damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Texas Court, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Purchase and Sale Agreement as an instrument under seal as of the date and year first above written.

                              PATRIOT AMERICAN HOSPITALITY
                              PARTNERSHIP, L.P., a Virginia limited partnership

                              By: PAH GP, Inc., a Virginia corporation, its general partner


                                   By:/s/ Paul A. Nussbaum
                                      ------------------------------------------
                                   Name: Paul A. Nussbaum
                                   Title: Chairman and Chief Executive Officer


                              FAMILY ENTITIES:
                              ---------------

                              HOTEL BEL AGE ASSOCIATES, L.P., a Texas limited partnership

                              By: Hotel Bel Age Partners, L.P., a Texas limited
                                  partnership, its general partner

                                  By: Crow Family, Inc., its general partner


                                       By:/s/ Charles L. Brindell, Jr.
                                          --------------------------------------
                                       Name:  Charles L. Brindell, Jr.
                                       Title: Vice President


                              ITASCA HOTEL COMPANY, an Illinois limited partnership

                              By: Crow-Itasca Hotel Company, a Texas limited partnership, its general partner

                                  By:  TCF Hotels L.P., a Texas limited
                                        partnership, its general partner

                                        By:  Mill Spring Holdings, Inc., its
                                             general partner


                                             By:/s/ Charles L. Brindell, Jr.
                                                --------------------------------
                                             Name: Charles L. Brindell, Jr.
                                             Title:  Vice President

                              WHC-LG HOTEL ASSOCIATES, L.P., a Texas limited partnership

                              By:  WHC-LG, Inc., its general partner


                                   By:/s/ Carla S. Moreland
                                      ------------------------------------------
                                   Name: Carla S. Moreland
                                   Title: Vice President

                              NOVI GARDEN HOTEL ASSOCIATES, a Texas general partnership

                              By:  Novi Garden Hotel Partners Limited
                                   Partnership, a Texas limited partnership, its general partner

                                   By:  Novi Garden Hotel Corporation, its
                                        general partner


                                        By:/s/ Harlan R. Crow
                                           -------------------------------------
                                        Name: Harlan R. Crow
                                        Title:  President


                              /s/ Harlan R. Crow
                              --------------------------------------------------
                              Harlan R. Crow, general partner


                              /s/ Trammell S. Crow
                              --------------------------------------------------
                              Trammell S. Crow, general partner


                              PLEASANTON HOTEL ASSOCIATES, LTD., a Texas limited partnership

                              By:  CF Hotel, Inc., its general partner


                                   By:/s/ Charles L. Brindell, Jr.
                                      ----------------------------
                                   Name: Charles L. Brindell, Jr.
                                   Title: Vice President

                              CLC LIMITED PARTNERSHIP, a Texas limited partnership

                              By:  LB-4, Inc., its general partner

                                   By:/s/ Charles L. Brindell, Jr.
                                      ------------------------------------------
                                   Name: Charles L. Brindell, Jr.
                                   Title: Vice President


                              MTD ASSOCIATES, a Texas general partnership

                              By: MTD Partners, a Texas general partnership, its general partner

                                   By:  TCF Hotels L.P., a Texas limited
                                        partnership, its general partner


                                        By:  Mill Spring Holdings, Inc., its
                                             general partner


                                             By:/s/ Charles L. Brindell, Jr.
                                                --------------------------------
                                             Name: Charles L. Brindell, Jr.
                                             Title: Vice President


                              /s/ Trammell S. Crow
                              --------------------------------------------------
                              Trammell S. Crow, its general partner


                              /s/ Harlan R. Crow
                              --------------------------------------------------
                              Harlan R. Crow, its general partner

                              HOTEL AND CONVENTION CENTER
                               PARTNERS I, LTD.
                              HOTEL AND CONVENTION CENTER
                               PARTNERS II, LTD.
                              HOTEL AND CONVENTION CENTER
                               PARTNERS III, LTD.
                              HOTEL AND CONVENTION CENTER
                               PARTNERS IV, LTD.
                              HOTEL AND CONVENTION CENTER
                               PARTNERS V, LTD.
                              HOTEL AND CONVENTION CENTER
                               PARTNERS VI, LTD.
                              HOTEL AND CONVENTION CENTER
                               PARTNERS VII, LTD.
                              HOTEL AND CONVENTION CENTER
                               PARTNERS VIII, LTD.
                              HOTEL AND CONVENTION CENTER
                               PARTNERS XI, LTD.
                              HOTEL AND CONVENTION CENTER
                               PARTICLENERS X, LTD.
                              HOTEL AND CONVENTION CENTER
                               PARTNERS XI, LTD.

                              By: CPS, Ltd., a Texas limited partnership, the general partner for each of the eleven California limited partnerships listed above

                                   By:  Palm Springs Co., a California
                                        corporation, its general partner

                                        By:/s/ Charles L. Brindell, Jr.
                                           -------------------------------------
                                        Name: Charles L. Brindell, Jr.
                                        Title: Vice President



                              CONVENTION CENTER BOULEVARD HOTEL,
                              LIMITED, a Louisiana partnership in commendam

                              By: CFP-Riverfront Hotel Partners, L.P., a Texas limited partnership, its general partner

                                   By:  Crow Family, Inc., its general partner

                                        By:/s/ Charles L. Brindell, Jr.
                                           -------------------------------------
                                        Name: Charles L. Brindell, Jr.
                                        Title:  Vice President

                              WOOD DALE GARDEN HOTEL PARTNERSHIP, a Texas general partnership

                              By: TCF Hotels L.P., a Texas limited partnership, its general partner

                                   By:  Mill Spring Holdings, Inc., its general
                                        partner


                                        By:/s/ Charles L. Brindell, Jr.
                                           -------------------------------------
                                        Name: Charles L. Brindell, Jr.
                                        Title:  Vice President

                              By: CBP Wood Dale Partnership, a Texas general partnership, its general partner

                                   By:  TCF Hotels L.P., a Texas limited
                                        partnership, its general partner

                                        By:  Mill Spring Holdings, Inc., its
                                             general partner

                                             By:/s/ Charles L. Brindell, Jr.
                                                --------------------------------
                                             Name: Charles L. Brindell, Jr.
                                             Title:  Vice President

                              FRANKLIN PLAZA ASSOCIATES LIMITED
                              PARTNERSHIP, a Texas limited partnership

                              By: Franklin Plaza Hotel Corporation, its general partner


                                   By:/s/ Harlan R. Crow
                                      ------------------------------------------
                                   Name: Harlan R. Crow
                                   Title: President

                              FRANKLIN PLAZA ASSOCIATES, a Pennsylvania limited partnership

                              By: HRC No. 1, Inc., a Texas corporation, its general partner


                                   By:/s/ Harlan R. Crow
                                      ------------------------------------------
                                   Name: Harlan R. Crow
                                   Title: President


                              BRISTOL HOTEL ASSOCIATES, LTD.,
                              a Texas limited partnership

                              By: Bristol Hotel Partners, Ltd., a Texas limited partnership, its general partner

                              By: Washington BHC, Inc., a Texas corporation, its general partner

                              By: /s/ Carla S. Moreland
                                  ----------------------------------------------
                                  Name: Carla S. Moreland
                                  Title: Vice President